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                                  Exhibit 99.1


NEWS           FROM                         CALENDAR CAPITAL, INC.

                                            65 Main Street S.E., Suite 136
                                            Minneapolis, MN  55414
                                            (612) 676-1436
                                            Fax: (612) 676-1438

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     FOR IMMEDIATE RELEASE

                                         CONTACT:    Paul D. Crawford
                                                     Chief Executive Officer
                                                     (612) 676-1436

                             CALENDAR CAPITAL, INC.
                             MERGES WITH SUBSIDIARY

     MINNEAPOLIS, MN - April 11, 2001--- CALENDAR CAPITAL, INC. (OTCBB:CCAI), dba Entrenaut, the Minneapolis-based developer of the Web-based concept - IQ Trust, announced today that it has merged with its wholly-owned subsidiary, IQ Universe, Inc. (formerly known as Entrenaut, Inc.). According to Paul Crawford, the company's founder and chief executive officer, Calendar Capital, Inc. was the surviving corporation from the merger and the new name of the corporation is IQUniverse, Inc. The Company will also change its stock symbol from CCAI to IQUN effective on Wednesday, April 11, 2001. The stock will continue to trade on the OTCBB.